UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 22, 2006

MERCHANTS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9640	16-1280763
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Main Street, Buffalo, New York 14202
(Address of principal executive offices)

(716) 849-3333
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into Material Agreements

On December 22, 2006, Merchants Group, Inc. ("Merchants Group"), its wholly-owned subsidiary Merchants Insurance Company of New Hampshire, Inc.  ("MNH"), American European Group, Inc. ("AEG") and its subsidiaries Rutgers Casualty Insurance Company and Rutgers Enhanced Insurance Company, and Merchants Mutual Insurance Company ("Merchants Mutual") and its wholly-owned subsidiaries Merchants Preferred Insurance Company ("Preferred") and MPIC, Inc. ("MPIC") entered into a definitive agreement (the "Renewal Rights Agreement") whereby, upon the consummation of  the contemplated acquisition of Merchants Group by AEG, MNH will sell renewal rights to substantially all of its existing directly written insurance policies to Merchants Mutual and Preferred.

Merchants Group had previously announced on November 1, 2006, that it entered into a Merger Agreement whereby AEG would acquire all of the issued and outstanding stock of Merchants Group for $70.8 million in cash, or $33 per share, subject to the approval of the transaction by Merchants Group's shareholders and obtaining necessary regulatory approvals.  Pursuant to the Renewal Rights Agreement, upon completion of the acquisition of Merchants Group by AEG, MNH would transfer its rights to renew its existing directly written insurance policies to MPIC in consideration of the payment of license fees, for use of data in connection with such policies, of between $3,375,000  and $3,456,000.

In addition, upon completion of the merger with AEG: (i) Merchants Group and each of its affiliates will transfer all of their rights to the name "Merchants" to Merchants Mutual in exchange for $100,000; (ii) AEG and Merchants Mutual, on behalf of themselves and their respective affiliates, have agreed to not solicit certain insurance business for a term of two years, and (iii) the existing Reinsurance Pooling Agreement (whereby MNH and Merchants Mutual pool certain insurance premiums and liabilities) will continue through December 31, 2009.

The parties to the Renewal Rights Agreement have also agreed that the Administrative Services Annex to the current Services Agreement between Merchants Group and Merchants Mutual, whereby Merchants Mutual provides administrative and management services on behalf of Merchants Group and MNH, will terminate shortly after the consummation of the Merger transaction with AEG or on close of business on June 30, 2007, which ever occurs earlier.

A copy of the Renewal Rights Agreement is filed herewith as Exhibit 99.1.

Item 7.01

Regulation FD Disclosure

A copy of a press release issued by Merchants Group, dated December 22, 2006, announcing the entry into the Renewal Rights Agreement is furnished herewith as Exhibit 99.2.

Item 9.01

Financial Statements and Exhibits

(c)

Exhibits

99.1

Agreement, dated December 22, 2006, among Merchants Group, Inc., Merchants Insurance Company of New Hampshire, Inc., Merchants Mutual Insurance Company, Merchants Preferred Insurance Company, MPIC, Inc, American European Group, Inc., Rutgers Casualty Insurance Company, and Rutgers Enhanced Insurance Company relating to renewal rights.

99.2	Press Release, dated December 27, 2006, of Merchants Group, Inc.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCHANTS GROUP, INC.
(Registrant)

Date: December 27, 2006	By:	/s/ Thomas E. Kahn
Thomas E. Kahn
Chairman of the Board

EXHIBIT INDEX

Exhibit
Number

Description

99.1

Agreement, dated December 22,  2006, among Merchants Group, Inc., Merchants Insurance Company of New Hampshire, Inc., Merchants Mutual Insurance Company, Merchants Preferred Insurance Company, MPIC, Inc., American European Group, Inc., Rutgers Casualty Insurance Company and Rutgers Enhanced Insurance Company.

99.2

Press Release, dated December 27, 2006, of Merchants Group, Inc.